                                                                   EXHIBIT 10.24

* Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

                                                                  EXECUTION COPY

                       NON-GROCERY DISTRIBUTION AGREEMENT

                                     BETWEEN

                             INTEGRATED BRANDS, INC.

                                       AND

                         DREYER'S GRAND ICE CREAM, INC.

                            DATED AS OF JULY 5, 2003

                  This NON-GROCERY DISTRIBUTION AGREEMENT (this "Agreement"), dated as of July 5, 2003, is by and between Integrated Brands, Inc., a New Jersey corporation ("Integrated Brands"), and Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("Dreyer's").

                  WHEREAS, Dreyer's, Nestle Ice Cream Company, LLC, a Delaware limited liability company ("NICC"), New December, Inc., a Delaware corporation, and Integrated Brands have entered into an Amended and Restated Asset Purchase and Sale Agreement, as amended and restated on June 4, 2003 (the "Asset Sale Agreement"), pursuant to which, among other things, Integrated Brands shall purchase and Dreyer's and NICC shall sell, or cause to be sold, subject to the terms and conditions thereof, the Ice Cream Assets (as defined in the Asset Sale Agreement) and the Distribution Assets (as defined in the Asset Sale Agreement); and

                  WHEREAS, in connection with the Asset Sale Agreement, Dreyer's desires that Integrated Brands provide to Dreyer's, and Integrated Brands is willing to provide, or cause to be provided, to Dreyer's, certain distribution services following the closing of the transactions contemplated by the Asset Sale Agreement, on the terms and conditions set forth herein; and

                  WHEREAS, as an essential part of the transactions contemplated by the Asset Sale Agreement, Integrated Brands has agreed to provide such distribution services to Dreyer's to facilitate Integrated Brands' acquisition of the Ice Cream Assets and the Distribution Assets; and

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. For all purposes of this Agreement, except as expressly provided or unless the context otherwise requires, the following definitions shall apply:

                  "Business" shall mean Integrated Brands' frozen dessert distribution business in the Territories.

                  "Customer" shall mean any Person that purchases the Products in the Non-Grocery Channel from Dreyer's and to whom Dreyer's from time to time hereunder directs Integrated Brands to deliver the Products.

                  "Grocery Carrier Agreement" shall mean the Grocery Carrier Agreement, dated the date hereof, by and between Dreyer's and Integrated Brands.

                  "Non-Grocery Channel" shall mean [****].

                  "Maximum Annual Volume" with respect to any Territory shall mean the difference between (X) the sum of (A) the designated dollar volume (calculated as the number of units multiplied by the applicable Service and Delivery Charges) that is set forth on Exhibit B for that Territory, during that Year and (B) any remaining Supplemental Annual Volume for such Year that has not been applied to any other Territory under this Agreement or the Grocery Carrier Agreement during that Year and (Y) the number of units delivered under the Grocery

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Carrier Agreement in such Territory multiplied by the applicable Delivery
Charges (as defined in the Grocery Carrier Agreement).

                  "Person" shall mean any natural person or legal entity.

                  "Products" shall be set forth on Exhibit A.

                  "Supplemental Annual Volume" for each Year shall mean the maximum dollar volume (calculated as the number of units multiplied by the applicable Service and Delivery Charges) that is set forth on Exhibit B as "Supplemental Annual Volume" for that Year, and which is a supplemental amount that can be included in the calculation of the Maximum Annual Volume of any Territory or Territories (under this Agreement or the Grocery Carrier Agreement) during that Year (subject to available demand for the Products in that Territory).

                  "Territories" shall mean the territories set forth on Exhibit B [****], including, without limitation, the counties in such Territories that are set forth on Exhibit C, and "Territory" shall have a correlative meaning.

                  "Year" shall mean any year, beginning as of the Closing Date, during the Term.

         2. Scope of Agreement. Dreyer's hereby grants to Integrated Brands a non-transferable right pursuant to the terms of this Agreement, to warehouse, store, deliver and merchandise the Products to Customers in the Territories on a non-exclusive basis.

         3.       Title to the Products and Risk of Loss.

                  (a) Title to the Products shall not transfer to Integrated Brands at any point. Dreyer's is solely responsible for arranging for the terms of the transfer of title from itself to its Customers.

                  (b) Integrated Brands assumes all risk of loss for the Products from receipt by Integrated Brands until delivered to a Customer.

         4. Term. The "Initial Term" of this Agreement shall be three (3) years, beginning as of the Closing Date (as defined in the Asset Sale Agreement). After the expiration of the Initial Term, Integrated Brands shall have the option to extend this Agreement for up to two (2) years (the "Extended Term") (the Initial Term and the Extended Term shall be referred to as the "Term").

         5.       Delivery of the Products to Customers.

                  (a) Integrated Brands will deliver the Products to Customers as directed by Dreyer's.

                  (b) On the Closing Date, and on each anniversary date thereafter during the Term, Dreyer's shall provide Integrated Brands with a report containing annualized volumes of each of the Products by Customer for all Customers within the Territories (the "Volume Report"). Integrated Brands shall have the right to elect to deliver Products from time to time in

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accordance with this Section 5. If Integrated Brands elects to deliver any
Products hereunder, it shall provide to Dreyer's a list of (i) the Customers (or any locations at which any such Customers receive deliveries of Products to which Integrated Brands elects to deliver), (ii) the applicable Products (or portion of Products (e.g., select flavors, container sizes or novelty types within a class of Products as Integrated Brands may select), and (iii) the volume (or portion of volume) of Products (or portion of Products) which Integrated Brands elects to deliver, in each case for each such Customer (or select Customer locations) to which Integrated Brands shall make deliveries; provided, however, that such election must be in writing and provided to Dreyer's at least 14 days prior to the commencement of Integrated Brands' deliveries of Product hereunder. During the Term, Integrated Brands shall deliver such Products to such Customers in the Territories in accordance with its election; provided, however, that during each Year, the maximum volume of Products that may be delivered by Integrated Brands in each Territory is that number of units which, when multiplied by the applicable Service and Delivery Charges, shall result in the Maximum Annual Volume for that Territory. Integrated Brands shall have the right to modify, at any time upon 14 days' written notice to Dreyer's, the selected Customers (or Customer locations) to which the Products are delivered by Integrated Brands, the selected Products (or portions of Products) for such Customers (or locations), and the volume (or portion of volume) of Products for such Customers which are delivered by Integrated Brands. Dreyer's shall have the obligation to provide such volumes of Customer orders (or portions thereof) for delivery of the Products to Integrated Brands at a location designated by Integrated Brands as Integrated Brands shall request in writing on a weekly basis with seven (7) days' written notice; provided that, to facilitate day-to-day route planning, daily ordering information from Dreyer's "pre-seller" Customers shall be sent to Integrated Brands facilities electronically or via facsimile.

         6. Fees and Payments. In consideration for the services provided by Integrated Brands to Dreyer's under this Agreement, during the Initial Term Dreyer's will pay to Integrated Brands a per unit charge as set forth in Exhibit A (the "Service and Delivery Charges") within thirty (30) days of receipt of an invoice. During the Extended Term, the Service and Delivery Charges for the Products shall be the per unit charge in effect at the expiration of the Initial Term, plus an annual increase equal to the PPI for the preceding Year.

         7. Promotion and Marketing Support. Integrated Brands agrees to execute Dreyer's promotional and marketing support for the Products. Such support shall include, but not be limited to, placing and maintaining point-of-sale and/or display materials as well as distributing marketing or promotion materials to Customers of Dreyer's. Notwithstanding anything to the contrary in this Agreement, Integrated Brands shall not pay for, in whole or in part, any trade, promotional, or marketing programs of Dreyer's.

         8. Performance Criteria. Integrated Brands agrees to treat all of the Products in substantially the same manner as Integrated Brands treats its own products with respect to warehousing, storage, delivery and merchandising. Without limiting the generality of the foregoing and in addition to the duties and obligations set forth in Sections 9 and 10, Integrated Brands agrees that:

                  (a) all of the Products must be held in storage which is maintained at a constant temperature of -15(0)F or colder at all times;

                  (b) all delivery vehicles must operate at temperatures of -5 degrees F or colder at all times; and

                  (c) the Products stored in a warehouse, on trucks, in back-up storage and in cabinets is rotated regularly on a first-in, first-out basis.

         9. Integrated Brands Duties. Integrated Brands covenants and agrees that during the Term it will use commercially reasonable efforts, as such efforts relate to the distribution of the Products, to:

                  (a) deliver the Products so that all Customers regularly receive frequent deliveries of the Products, and so that each Customer maintains a sufficient inventory of the Products, in the sizes, varieties and flavors to meet the demand of the Products at each store;

                  (b) maintain relationships with Customers for the Products in a manner consistent with that maintained by Integrated Brands for its own customers;

                  (c) upon Dreyer's reasonable request and with reasonable notice, provide delivery data with respect to the Products in the manner maintained by Integrated Brands in the ordinary course of business;

                  (d) promptly perform all services necessary to execute a Product recall or recovery of Product when requested by Dreyer's and at Dreyer's expense;

                  (e) comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local governmental entity, agency or instrumentality;

                  (f) meet periodically with Dreyer's to review Integrated Brands performance;

                  (g) properly handle and present the Products in a manner appropriate to the type of Customer being serviced;

                  (h) advise Dreyer's promptly of any defects in the Products or of any Customer complaints with respect to the Products which come to Integrated Brands attention;

                  (i) notify Dreyer's immediately of Integrated Brands inability to fully perform any of its duties or obligations hereunder;

                  (j) permit Dreyer's personnel to make periodic audits upon reasonable notice of Integrated Brands facilities and vehicles used for distribution of the Products in accordance with Section 12 of this Agreement;

                  (k) in a manner consistent with that provided by Integrated Brands for its own products, at all times act so as to preserve and enhance the high quality image, reputation and goodwill of Dreyer's and the Products;

                  (l) upon receipt of timely advance written notice from Dreyer's to Integrated Brands, discontinue any advertising or promotional practices on behalf of the Products; and

                  (m) submit complete and accurate notices, reports, claims and requests for payment.

         10. Quality Control. Integrated Brands shall, in a manner consistent with that provided by Integrated Brands for its own products, take all necessary actions to ensure the quality control of the Products. These actions shall include, but not be limited to:

                  (a)      observance of the Products' code-date requirements;

                  (b) proper stock rotation in Integrated Brands warehouses, vehicles and at Customer locations;

                  (c) proper handling and protection from damage of all of the Products and their containers;

                  (d) delivery of the Products solely in their original containers;

                  (e)      maintenance of clean operations,
controlled-temperature warehouse(s) and delivery vehicles of sufficient capacity to meet the inventory, storage and quality-control requirements hereunder;

                  (f) maintenance of temperature control program showing storage temperature at each point-of-control of the Products by Integrated Brands; and

                  (g) where Integrated Brands provides such services for its own products, provision of pack-out and full retail case services including stocking and stock rotation at the store level so as to ensure that the Products reaching consumers have been exposed only to properly maintained temperatures and bear current code dates.

         11. Sales to Customer. Dreyer's shall be solely responsible for establishing the price at which Dreyer's Products are sold to Customers. Dreyer's is also solely responsible for suggesting resale shelf prices of the Products to Customers. Integrated Brands shall receive no information from Dreyer's, and shall not solicit any such information from Customers of Dreyer's, regarding suggested resale shelf prices of the Products. [Dreyer's shall be solely responsible for invoicing its Customers for the Products delivered by Integrated Brands under this Agreement.]

         12.      Inspections.

                  (a) Without limiting any rights that may exist in any other Collateral Agreement (as defined in the Asset Sale Agreement), Dreyer's shall have the following inspection rights. Integrated Brands agrees to permit Dreyer's or Dreyer's independent inspection service during the term of this Agreement, upon twenty-four (24) hours' written notice to Integrated Brands, during Integrated Brands business hours, to inspect the trucks and warehouses (or any other Integrated Brands facility where the Products are stored with Dreyer's approval) at each Integrated Brands distribution center to the extent they relate to Integrated Brands performance of its obligations hereunder and for a bona fide business purpose; provided, however, that such inspection shall not unreasonably interfere with the operation of such trucks or facilities and shall otherwise comply with Integrated Brands policies with respect to such trucks or facilities, and that Integrated Brands may reasonably restrict access such that Dreyer's is not permitted to enter those portions of the facilities where only Integrated Brands own products are being stored to the extent necessary to protect Integrated Brands trade secrets and other confidential information; provided, however, that Integrated Brands may not restrict Dreyer's access to those portions of the facilities where the Products are being stored. Integrated Brands acknowledges and agrees that the inspection rights contained in this Agreement are solely for Dreyer's benefit, and that neither the fact of whether or not any inspection occurred, nor the quality of any such inspection, nor any determination made by Dreyer's as a result of any such inspection, shall be deemed to relieve Integrated Brands of any of its obligations under this Agreement.

                  (b) Dreyer's shall have the right to audit the financial and delivery records of Integrated Brands that relate solely to Integrated Brands performance of this Agreement. Integrated Brands must provide, only to the extent that they exist, the requested documents within seventy-two (72) hours of a written request. If any such audit reveals that Dreyer's has overpaid amounts due to Integrated Brands hereunder, Integrated Brands shall promptly remit such overpayment to Dreyer's. In the event that any such overpayment individually, or in the aggregate, as of the date of audit overstates the amount due by more than five percent (5%), then Integrated Brands shall bear any costs incurred by Dreyer's in connection with such audit and shall remit to Dreyer's the amount of such overpayment together with interest thereon from the originally due date through the date of payment at a rate equal to the Citibank prime interest rate per annum. In the event that any such underpayment individually, or in the aggregate, as of the date of audit understates the amount due by more than five percent (5%), then Dreyer's shall bear any costs incurred by Integrated Brands in connection with such audit and, Dreyer's shall pay to Integrated Brands the amount of such underpayment within ten (10) business days.

         13. Representations of Integrated Brands. Integrated Brands represents and covenants to Dreyer's that: (a) it has the legal power and authority to enter into this Agreement; (b) it has not previously entered into any agreement or understanding which conflicts with any rights or obligations set forth in this Agreement; and (c) it will fully comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local governmental entity, agency or instrumentality.

         14. Representations of Dreyer's. Dreyer's represents and covenants to Integrated Brands that: (a) it has the legal power and authority to enter into this Agreement; (b) it has not previously entered into any agreement or understanding which conflicts with any rights or obligations set forth in this Agreement; and (c) it will fully comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local governmental entity, agency or instrumentality.

         15.      Termination.

                  (a) Integrated Brands may terminate, in its sole discretion, this Agreement upon ninety (90) days' written notice to Dreyer's.

                  (b) Either party may terminate this Agreement, without notice, if the other party: (i) files a voluntary petition under any bankruptcy or insolvency law, or files a voluntary petition under the reorganization or arrangement provisions of any law of any jurisdiction, or have proceedings under any such laws instituted against it which are not terminated within ninety (90) days of such commencement; (ii) becomes insolvent, bankrupt, or admits in writing its inability to pay all debts as they mature or makes a general assignment for the benefit of or enters into any composition or arrangement with creditors; (iii) authorizes, applies for, or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, or has proceedings seeking such appointment commenced against it which are not terminated within ninety (90) days of such commencement.

                  (c) Integrated Brands may terminate, in its sole discretion, this Agreement immediately if Dreyer's ceases business operations with respect to all of the Products.

                  (d) Integrated Brands understands that Dreyer's is under no obligation to extend the Term or to enter into subsequent agreements with Integrated Brands. Acceptance of one or more orders after notice of termination hereof shall not be construed as a renewal or extension hereof or as a waiver of termination.

                  (e) Termination of this Agreement for any reason provided herein shall not relieve either party from its obligation to perform up to the effective date of such termination or to perform such obligations as may be capable of performance after termination.

                  (f) Neither party will be liable for delays in performance or a failure to perform hereunder (except where such performance relates to the payment of money) due to causes beyond its reasonable control, including acts of nature, acts of any government, wars, terrorism, riots, fires, floods, accidents, strikes, communication failures, state or local power failures or blackouts, or embargoes; provided, however, in the event Integrated Brands performance of its distribution duties hereunder is impaired by any such cause, it will continue in all respects to treat Dreyer's Products in substantially the same manner that Integrated Brands treats its own products as provided in Section 10 hereof.

                  (g)      Upon the expiration or termination of this Agreement:
(i) neither party will be liable to the other because of such expiration or termination for damages on account of the loss of prospective profits, goodwill, or on account of, leases or commitments in connection with the business of Integrated Brands or of Dreyer's, or for any other reason whatsoever arising from such expiration or termination; (ii) Integrated Brands will not be deemed to be an authorized distributor of the Products; (iii) Dreyer's will promptly pay all amounts owing Integrated Brands including any such amounts that might have previously become due at some future date because of deferred payment or credit agreements; and (iv) all unshipped orders will be canceled without liability of either party to the other.

         16. Insurance. Integrated Brands is responsible for maintaining insurance, at its sole cost and expense, to protect itself from the following:
(i) claims under workers' compensation and/or state disability acts; (ii) claims for damages because of bodily injury, sickness or death of any of its employees or any other person that arise out of any negligent act or omission of Integrated Brands, its employees or agents, if any; (iii) claims for damages because of injury to or destruction of tangible personal property, including loss of use resulting therefrom, that arise from any negligent act or omission of Integrated Brands, its employees or agents, if any; and (iv) claims for damages because of bodily injury, sickness or death that arise out of the Products due to Integrated Brands acts or omissions and shall cause Dreyer's to be named as an additional insured on such insurance. The amount of coverage for each of the above must be reasonable based on the volume of the Products delivered by Integrated Brands, but in no event will the coverage for general liability insurance be less than [****] per occurrence and [****] in aggregate general commercial liability coverage.

         17.      Warranty and Indemnification.

                  (a) Dreyer's will indemnify Integrated Brands from any claim or damages, including reasonable attorneys' fees and costs, arising out of a non-compliant Product not manufactured by Integrated Brands or its Affiliates; provided, however, that Integrated Brands gives Dreyer's immediate written notice of any loss or claim and cooperates fully with Dreyer's in the handling of such claims.

                  (b) Integrated Brands, at its own expense, will at all times indemnify and hold harmless Dreyer's and its Affiliates and their respective directors, officers, employees and agents, and its Customers and upon request will defend the same against all actions, proceedings, claims, demands, losses, suits, outlays, damages, judgments, penalties or expenses and liabilities of any kind or nature, including reasonable legal fees and other costs, that may be assessed against Dreyer's or its Customers or which Dreyer's or its Customers may incur directly or indirectly in connection with or arising out of defects in the storage and delivery to Customers of the Products.

                  (c) Dreyer's shall give Integrated Brands prompt notice of any claim or suit coming within the scope of the indemnity under Section 17(b). Upon the written request of an indemnitee, the indemnitor will assume the defense of a claim, demand or action against such indemnitee and will upon the request of the indemnitee, allow the indemnitee to participate in the defense thereof, such participation to be at the expense of the indemnitee. Settlement by the indemnitee without the indemnitor's prior written consent shall release the indemnitor from the indemnity as to the claim, demand, or action so settled. Termination of this Agreement shall not affect the continuing obligations of each of the parties as indemnitors hereunder.

                  (d) THE EXPRESS WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  (e) Either party shall be entitled to seek injunctive relief or specific performance.

         18. Management of Business. Except to the extent that the specific provisions of this Agreement expressly provide otherwise, Dreyer's reserves to itself the unqualified right to manage its business in all respects, including without limitation, the right to maintain or alter the flavors, formula, ingredients, labeling, packaging and advertising, marketing and sales of the

Products. In the event that Integrated Brands is restricted in the delivery of the Products by capacity limitations or due to any of the several acts described in Section 15(f) herein or otherwise, Integrated Brands shall not be compelled to honor Customer orders without due regard to availability, demand by other Customers, and inventory on hand, but shall deliver available Products, among all customers and Integrated Brands own products, in a fair and equitable manner and in accordance with Section 11 hereof.

         19. Confidential Information. Except such disclosure as is required by law or court order or stock exchange, each party shall use its best efforts, which shall be the same efforts which that party used to protect its own confidential information, to keep strictly confidential and to prevent the unauthorized use of all information received from the other party which is that party's confidential information and which is clearly identified in writing by that party as confidential prior to its disclosure to the party receiving it; provided, however, that Integrated Brands may use and disclose to others that information which may be furnished by Dreyer's to it specifically for use in connection with the marketing and distribution of the Products to the extent that such disclosure is approved in writing by Dreyer's. Integrated Brands shall disclose Dreyer's confidential information only to those Persons who require such information for the purpose of performing the Collateral Agreements and shall use such information solely for the purpose of performing its obligations under the Collateral Agreements. Neither party shall be bound by any confidentiality restrictions with respect to any information to the extent that such information:

                  (a) came into the lawful possession of the receiving party through sources other than the other party and those sources were under no direct or indirect confidentiality obligation to that other party with respect to such information; or

                  (b) became publicly available through no act or failure to act on the part of the receiving party.

         20. Independent Contractor. Both parties agree that Integrated Brands is an independent contractor and, as such, neither Integrated Brands nor its personnel will be considered agents, joint venturers, partners, franchisees, franchisors, or employee(s) of Dreyer's nor will they be entitled to any benefits or privileges provided by Dreyer's to its employees. As a consequence, Dreyer's is neither liable nor responsible for withholding or deducting any sums for federal or state income taxes, social security, health, workers compensation and disability insurance coverage, pension or retirement plan, or other employment benefits.

         21. Compliance with Applicable Law. Integrated Brands and Dreyer's agree to comply with all applicable federal, state and local laws, rules and regulations in connection with the performance of this Agreement, including, but not limited to, equal employment opportunity laws, Food and Drug Administration and the Occupational Safety and Health Administration.

         22. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by postage prepaid, registered, certified or express mail or by reputable overnight courier service and shall be deemed given when delivered by hand, three (3) days after mailing (one (1) Business Day (as defined in the Asset Sale Agreement) in the case of guaranteed overnight express mail or guaranteed overnight courier service), as follows (or at such other address for a party as shall be specified by like notice):

                        (i)  If to Dreyer's:

                             Dreyer's Grand Ice Cream, Inc.
                             5929 College Avenue
                             Oakland, California 94618
                             Attn: General Counsel

                       (ii)  If to Nestle Holdings, Inc.:

                             Nestle Holdings, Inc.
                             c/o Nestle USA, Inc.
                             800 North Brand Boulevard
                             Glendale, California  91203
                             Attn: General Counsel

                             With a copy to:

                             Howrey, Simon, Arnold & White LLP
                             1299 Pennsylvania Avenue, N.W.
                             Washington, DC  20004
                             Attn: Roxann E. Henry, Esq.

                      (iii)  If to Integrated Brands:

                             Integrated Brands, Inc.
                             4175 Veterans Highway
                             Ronkonkoma, New York 11779
                             Attn: David J. Stein, Co-Chief Executive Officer

                             With a copy to:

                             Goodwin Procter LLP
                             599 Lexington Avenue
                             New York, New York 10022
                             Attn: Daniel Kaplan, Esq.

In the event that Integrated Brands gives notice regarding any breach or violation of this Agreement by Dreyer's, Integrated Brands shall also concurrently provide a copy of such notice to Nestle Holdings, Inc.

         23. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice-of-law principles of such state. Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under, or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto.

         24. Actions and Proceedings. Integrated Brands and its Affiliates and Dreyer's hereby irrevocably consent to the exclusive jurisdiction and venue of the courts of the State of New York and the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of this Agreement or any related transaction. Dreyer's irrevocably appoints Dreyer's General Counsel as its authorized agent upon whom process may be served in any such action or proceeding instituted in any such court and waives any objections to personal jurisdiction with respect thereto. Integrated Brands and its Affiliates hereby appoint Integrated Brands' Co-Chief Executive Officer as their authorized agent upon whom process may be served in any such action or proceeding instituted in any such court and waive any objections to personal jurisdiction with respect thereto.

         25. Attorneys' Fees and Costs. The prevailing party in any legal action relating to this Agreement will be entitled to recover its attorneys' fees and litigation costs and expenses incurred in connection with such action or arbitration as part of the same proceeding.

         26. Severability. The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of the remainder of this Agreement. If any part of this Agreement shall be found to be illegal, invalid or unenforceable, this Agreement shall be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the parties.

         27. Entire Agreement; Amendments. This Agreement (including all exhibits attached hereto), the Asset Sale Agreement and the other Collateral Agreements constitutes the complete agreement between the parties with respect to its subject matter and supersedes all prior or contemporaneous agreements (even if written notice of termination was required to be given by a party), discussions, representation and proposals, written or oral, with respect to the subject matter discussed herein. No modification of this Agreement will be effective unless contained in writing and signed by an authorized representative of each party.

         28. Assignment. Neither party shall be permitted to assign this Agreement (including through operation of law or through a change of control) or delegate its obligations to any Person under this Agreement without the other party's prior written consent.

         29. Waiver. The failure of a party to prosecute its rights with respect to a breach hereunder will not constitute a waiver of the right to enforce its rights with respect to the same or any other breach.

         30. Duplicate Originals; Faxed Signatures. This Agreement may be executed in any number of counterparts, each of which will be an original and all of which will constitute together one and the same document.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                      INTEGRATED BRANDS, INC.

                                      By: /s/ David J. Stein
                                          -------------------------------------
                                          David J. Stein
                                          Co-Chief Executive Officer

                                      DREYER'S GRAND ICE CREAM, INC.

                                      By: /s/ T. Gary Rogers
                                          -------------------------------------
                                          T. Gary Rogers
                                          Chairman of the Board of Directors and
                                             Chief Executive Officer

             [Signature Page to Non-Grocery Distribution Agreement]

                                    Exhibit A
                                    Products

                                     [****]














































































Exhibit A to Non-Grocery Distribution Agreement

* Certain information in this document, including Exhibit A (consisting of one page), has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

                                    EXHIBIT B

                             Maximum Annual Volumes
                                     [****]














































































Exhibit B to the Non-Grocery Distribution Agreement

* Certain information in this document, including Exhibit B (consisting of one page), has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

                                    EXHIBIT C

                                    Counties

                                     [****]













































































Exhibit C to the Non-Grocery Distribution Agreement

* Certain information in this document, including Exhibit C (consisting of four pages), has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

                                      - 1 -